                                                                    EXHIBIT 23.2



            Consent of Independent Registered Public Accounting Firm





We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Mountain National Bancshares, Inc. Stock Option Plan of our report dated March 3, 2005, with respect to the consolidated financial statements of Mountain National Bancshares, Inc. and subsidiary, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                      /s/ Hazlett, Lewis & Bieter, PLLC


Chattanooga, Tennessee
May 22, 2006